UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 30, 2013 (October 29, 2013)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15850 Dallas Parkway, Suite 140
Dallas, Texas 75248
(Address of principal executive offices) (Zip Code)

(972) 587-4049
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) On October 29, 2013, the Board of Directors of DGSE Companies, Inc., a Nevada corporation (the “Company”), approved that certain Employment Agreement, dated October 29, 2013, to be effective September 1, 2013 and attached hereto as Exhibit 10.1 (the “Employment Agreement”), by and between the Company and Christopher Brett Burford, the Company’s current Chief Financial Officer. Pursuant to the Employment Agreement and effective September 1, 2013, Mr. Burford’s annual salary will be at least $300,000 for an initial term of three years. Under the Employment Agreement, Mr. Burford will also be eligible once per year for a bonus payment equal to 25 percent of his then existing salary. Such bonus payments are contingent upon the achievement of performance goals mutually agreed upon by Mr. Burford and the Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 29, 2013

EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement, dated October 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: October 30, 2013

By:  /s/ James J. Vierling

James J. Vierling

Chief Executive Officer